Exhibit 99.1

Celldex Therapeutics Announces Appointment to Board of Directors

HAMPTON, N.J., March 1, 2017 — Celldex Therapeutics, Inc. (NASDAQ:CLDX) today announced the appointment of James J. Marino, J.D., to the Company’s Board of Directors. Mr. Marino was with the global law firm of Dechert LLP for 28 years, where he served as Managing Partner of the Princeton, N.J. office. His practice focused on the representation of leading life sciences companies, both privately- and publicly-held, in a broad range of corporate, transactional and finance matters. He will serve as the Chairman of the Compensation Committee.

“Jim’s wealth of experience advising numerous life science companies provides us additional perspective on the current healthcare business environment,” said Larry Ellberger, Chairman of the Board of Directors at Celldex Therapeutics. “His knowledge and guidance will be important to Celldex as we advance our pipeline through clinical development and explore multi-drug combinations to address unmet patient needs.”

Mr. Marino currently serves on the Board of Trustees of Wake Forest University and Wake Forest University Baptist Medical Center and on the Board of Directors of Onconova Therapeutics, Inc. He previously served on the Board of Directors of Pharmacopeia, Inc. He has also worked in advisory capacities and on the boards of multiple non-profit organizations, including Robert Wood Johnson University Hospital. Additionally, Mr. Marino is a co-founder of BioNJ, the trade association of biotechnology companies based in New Jersey, which he represented from its inception. Mr. Marino received his B.A., his M.B.A. and his J.D. from Rutgers University.

About Celldex Therapeutics, Inc.

Celldex is developing targeted therapeutics to address devastating diseases for which available treatments are inadequate. Our pipeline is built from a proprietary portfolio of antibodies and immunomodulators used alone and in strategic combinations to create novel, disease-specific therapies that induce, enhance or suppress the body’s immune response. Visit www.celldex.com.

Forward Looking Statements

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to the Company’s strategic focus and the future development and commercialization of our drug candidates and our future goals. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to successfully complete research and further development and commercialization of our drug candidates; our ability to obtain additional capital to meet our long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials that we have initiated or plan to initiate; our ability to successfully integrate our and the recently acquired business of

Kolltan Pharmaceuticals, and to operate the combined businesses efficiently; our ability to realize the anticipated benefits from the acquisition of Kolltan; the uncertainties inherent in clinical testing and accruing patients for clinical trials; our limited experience in bringing programs through Phase 3 clinical trials; our ability to manage and successfully complete multiple clinical trials and the research and development efforts for our multiple products at varying stages of development; the availability, cost, delivery and quality of clinical and commercial grade materials produced by our own manufacturing facility or supplied by contract manufacturers, who may be our sole source of supply; the timing, cost and uncertainty of obtaining regulatory approvals; the failure of the market for the Company’s programs to continue to develop; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and other factors listed under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Sarah Cavanaugh
Vice President of Investor Relations & Corp Communications
Celldex Therapeutics, Inc.
(781) 433-3161
scavanaugh@celldex.com

Charles Liles
Associate Director of Investor Relations & Corp Communications
Celldex Therapeutics, Inc.
(781) 433-3107
cliles@celldex.com